Exhibit 10.2

BPZ Energy, Inc.
2007 Directors’ Compensation Incentive Plan

BPZ ENERGY, INC.
2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN

Table of Contents

1.	Definitions	2
2.	Incentives	3
3.	Administration	4
4.	Eligibility	5
5.	Effect of Termination of Service	5
6.	Shares Available for Incentives and Limits on Incentives	6
7.	Options	6
8.	Stock Appreciation Rights (SARs)	7
9.	Grants of Stock, Restricted Stock, and Other Stock-Based Incentives	8
10.	Acquisition and Change in Control Events	9
11.	Discontinuance or Amendment of the Plan	11
12.	Nontransferability	11
13.	No Right of Continued Services	11
14.	Taxes	12
15.	Governing Law	12
16.	Additional Requirements	12
17.	“Lockup” Agreement	12
18.	Limitation of Liability	12
19.	Unfunded Status of Incentives	12
20.	Nonexclusivity of the Plan	13
21.	Successors and Assigns	13
22.	No Fractional Shares	13
23.	Severability	13
24.	Miscellaneous	13

i

BPZ ENERGY, INC.
2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN

This BPZ Energy, Inc. 2007 Directors’ Compensation Incentive Plan (the “Plan”), is established effective June 4, 2007, by BPZ Energy Inc. (the “Company”), a Colorado corporation. It is believed that the Plan will stimulate Directors’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, and will be in the interest of the Company and its shareholders. The purposes of the Plan include: (i) to promote the identity of interests between shareholders and Directors by encouraging and creating significant ownership of Stock of the Company by such Directors; (ii) to enable the Company to attract and retain qualified Directors who contribute to the Company’s success by their ability, ingenuity and industry; (iii) to provide a meaningful motivation and incentive for Directors who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives; and (iv) to provide an additional means to compensate Directors who provide valuable services to the Company. The Plan amends, supersedes and, replaces and restates those parts of the BPZ Energy Inc. 2005 Long-Term Incentive Compensation Plan (the “2005 Plan”) applicable to Directors but does not impair the vesting or exercise of any incentive granted to a Director under the 2005 Plan prior to the date that this Plan became effective.

1.                                      Definitions

“Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.

“Blackout Period” means any period self-imposed by the Company or required under applicable law that restricts the purchase and sale of the Stock by designated persons for a period of time.

The “Board” means the Board of Directors of the Company.

“Cause” shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading “no contest” to, a felony committed while serving as a Director; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.

The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

The “Committee” means the Compensation Committee of the Board of Directors of the Company.

The “Company” means BPZ Energy Inc.

“Director” means a member of the Board who is not an employee of the Company or one of its Affiliates on the date he receives a grant under this Plan.

“Division” means a section of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value of a share of Stock on a particular date means: (i) the closing sale price for a share of Stock on the established stock exchange on which the Stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date, or (ii) if the Stock or other security is not listed on an established stock exchange, the fair market value of a share thereof on the applicable date as established by the Committee in good faith.

“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Stock Grants; and (e) Other Stock-Based Incentives (as such term is described in Section 9(f)).

“Option” means an option to purchase one or more shares of the Company’s Stock that is not an “incentive stock option” within the meaning of Section 422 of the Code.

“Other Stock-Based Incentives” means compensatory awards other than Options, SARs, Restricted Stock, or Stock Grants that are determined with reference to the value of Stock, granted by the Board in its discretion.”

“Participant” means any holder of an Incentive awarded under the Plan.

“Plan” means this BPZ Energy Inc. Directors’ Compensation Incentive Plan, as amended or restated from time to time.

“Restricted Stock” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right of the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

“SARs” means Stock Appreciation Rights.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means one or more shares of the Company’s common stock.

“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

“Stock Grant” means an award of Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.  Stock Grants may include, but are not limited to, bonuses payable in Stock as compensation for exemplary service or achievements, whether or not pursuant to formal compensation arrangements.  Stock Grants may also serve as the primary means of compensating Participants.

“Termination of Service” means a Participant’s termination of service as a Director.  The written agreement for each Incentive granted to a Director may more specifically define “Termination of Service” for such Participant.

“Vesting Period” means the period of time established by Section 3(c) in connection with an award of an Incentive, during which the Participant may not sell, assign, transfer, pledge, or otherwise dispose of or may not have a fully vested ownership interest in some or all of the Incentive and/or Stock or rights in stock granted pursuant to the Incentive, except as expressly permitted in this Plan.

2.                                      Incentives

Incentives under the Plan may be granted to Participants in any one or a combination of: (a) Options; (c) SARs; (d) Restricted Stock; (e) Stock Grants; and (g) Other Stock-Based Incentives (as such term is described in Section 9(f)).  All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan.  Determinations by the Committee under the Plan (including, without limitation, determinations as to the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing

Incentives) need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Incentives, whether or not such Participants are similarly situated.

3.                                      Administration

(a)                                  Committee.  The Plan shall be administered by the Committee.  No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself.

(b)                                 Powers of Committee.  The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law.  For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:

(i)                                     To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(ii)                                  To interpret the Plan;

(iii)                               To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(iv)                              To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(v)                                 To engage one or more compensation specialists to assist it in determining the types and amounts of incentives to award under the Plan that would be appropriate under the circumstances;

(vi)                              To the extent allowed by law, to delegate some or all of its power and authority to the Company’s Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate.  However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to the Exchange Act;

(vii)                           To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

(viii)                        To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(ix)                                If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant, provided that no Incentive may be amended by backdating or in any other manner that would violate any applicable law or regulation or in any manner that would violate the terms of this Plan.

Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

(c)                                  Vesting Period.  If applicable, the Committee shall determine the Vesting Period for Incentives granted under this Plan and shall specify such Vesting Period in writing in making an award of an Incentive under this Plan. However, should the Committee award Incentives under this Plan without specifying a Vesting Period, (i) any SAR awarded in tandem with any underlying Option shall vest on the date that its underlying Option vests, and (ii) SARs awarded not in tandem with underlying Options, Options, and Restricted Stock shall vest on a graduated basis over a four-year period, with 25% of such Incentives vesting on each anniversary of the date of grant until all Incentives covered by the grant are vested.

(d)                                 Compliance with 409A.  To the extent that the Board determines that any Incentive granted under the Plan is subject to §409A of the Code, the granting document evidencing such Incentive shall incorporate the terms and conditions required by §409A of the Code.  To the extent applicable, the Plan and granting documents prepared in connection with the Plan shall be interpreted in accordance with §409A of the Code.  Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of this Plan, the Board determines that any Incentive may be subject to §409A of the Code, the Board may adopt such amendments to the Plan and the applicable granting document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate to (1) exempt the Incentive from §409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive or (2) comply with the requirements of §409A of the Code.

(e)                                  Documentation of Award of Incentive.  Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

(f)                                    Participants Outside the United States.  The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States.  Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan or violate any applicable law of the United States.

4.                                      Eligibility

Directors are eligible to be granted Incentives under the Plan.

5.                                      Effect of Termination of Service

The granting document will specify the effect on an Incentive upon Termination of Service.  If the granting document does not specify such effect, the following provisions shall apply without regard to whether the reason for the termination is voluntary termination, involuntary termination, retirement, extended absence due to disability, or death.

(a)                                  Any non-vested Options and non-vested SARs held by or through such individual on the date of the Termination of Service shall lapse and be automatically cancelled and of no further force and effect as of midnight on the date of such Termination of Service.

(b)                                 Any vested but unexercised Options held by or through such individual as of the date of the Termination of Service shall expire and be of no further force and effect unless either exercised or surrendered under a SAR within the earlier of: (i) 90 days after the date of such individual’s Termination of Service, or (ii) the expiration date of the Option.

(c)                                  Any vested but unexercised SARs held by or through such individual as of the date of the Termination of Service shall expire and be of no further force and effect unless either exercised within the earlier of: (a) 90 days after the date of such Termination of Service, or (b) the expiration date of the SAR.

(d)                                 Any non-vested shares of Restricted Stock on the date of the Termination of Service shall revert to the Company and any rights of the grantee in such Restricted Stock shall automatically terminate and shall be returned immediately to the Company.

Notwithstanding the foregoing provisions of Subsections (a)-(d), the Committee may, in its sole discretion, agree in writing to accelerate the vesting of non-vested Incentives due to the Termination of Service.  Any such agreement shall be valid only if it is in writing, signed by an authorized member of the Committee, and executed by the Participant and the Committee prior to the Termination of Service or within two (2) business days thereafter.  Additionally, in the case of a Termination of Service for Cause, the Board may, in its sole discretion, cancel and/or cause the forfeiture of any non-vested, unexercised, and/or restricted Incentive awarded to such Director.

6.                                      Shares Available for Incentives and Limits on Incentives

(a)                                  Maximum Shares.  Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 2,500,000 shares of Stock of the Company.

(b)                                 Limit on an Individual’s Incentives.  In any given year, no Participant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the Plan.

(c)                                  Source of Shares.  Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury.  To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3  under Exchange Act, or any other applicable law or regulation.

(d)                                 Recapitalization Adjustment.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the exercise price of Options; and in the Fair Market Value of SARs. No adjustment under this section or any other part of this Plan shall be made if it would violate any applicable law or regulation.

7.                                      Options

The only Options that the Committee may grant to Directors are Options that do not qualify as “incentive stock options” under Section 422 of the Code.  All Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)                                  Option Price.  The option price per share with respect to each Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Company’s Stock on the date the Option is granted.

(b)                                 Vesting.  Options granted under this Plan shall vest in accordance with Section 3(c) above unless the granting document for such Options specifies a different vesting schedule.

(c)                                  Expiration Date for Option.  The expiration date for each Option shall be fixed by the Committee in the granting document but shall not exceed the later of (a) a fixed term of not more than ten (10) years, or (b) 10 business days following the lifting of a Blackout Period applicable to the Participant, provided that the fixed term expires during such Blackout Period or within 10 business days following the lifting of the Blackout Period.  The expiration date may not be extended after the grant.

(d)                                 Payment.  At the time an Option is exercised, the holder must tender the full purchase price for the applicable shares, which may be paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.  All such payments shall be made or denominated in United States dollars.  If an Option is granted in combination with a SAR as described in Section 8, upon exercise of the Option the SAR will be cancelled.  No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

(e)                                  Exercise of Option.  An Option may be exercised only by giving written notice, specifying the number of shares of Common Stock to be purchased.  Additional procedures for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option.  The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures.  Options cannot be exercised during a Blackout Period.  In no event shall any Option be exercisable after its specified expiration period.

(f)                                    Effect of Termination of Service on Options.  Upon Termination of Service, the Participant’s Options shall be handled in accordance with Section 5 above.

(g)                                 Cancellation of Options with No Value.  Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

8.                                      Stock Appreciation Rights (“SARs”)

The Committee may, in its discretion, grant SARs to Participants. SARs may be granted either singly or in combination with an underlying Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)                                  Vesting and Exercise Period of SAR.  If a SAR is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. In no event shall the exercise period for a SAR exceed the exercise period for its underlying Option, if any. If the Committee fails to set the Vesting Period in the granting document for a SAR, then the Vesting Period for such SAR shall be as stated in Section 3(c) above. Unless otherwise specified in the granting document for a SAR, the exercise period for the SAR shall be five (5) years from the date of vesting unless such exercise period is earlier terminated under Sections 5(b) or (c) of this Plan.  The exercise period may not be extended after the grant.

(b)                                 Value of SAR.  If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.

(c)                                  Payment of SAR.  When a SAR is exercised, payment for the SAR shall be in the form of shares of Stock, cash, or any combination of Stock and cash.

(d)                                 Effect of Termination of Service on SARs.  Upon Termination of Service, the Participant’s SARs shall be handled in accordance with Section 5 above.

9.                                      Grants of Stock, Restricted Stock, and Other Stock-Based Incentives

The Committee may, in its discretion, award a Participant any of the following: Stock (in the form of Stock Grants), Restricted Stock, or Other Stock-Based Incentives (as described in Section 9(f) that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of shares of Stock.  Restricted Stock shall vest in accordance with Section 3(c) above, unless a different Vesting Period is specified at the time of the grant.  All non-vested shares of Restricted Stock shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

(a)                                  Effect of Termination of Service on Restricted Stock.  A grantee of Restricted Stock must remain on the Board during the Vesting Period in order to retain the shares of Restricted Stock.  Upon Termination of Service, the Participant’s Restricted Stock shall be handled in accordance with Section 5 above.

(b)                                 Restrictions on Transfer and Legend on Stock Certificates.  During the Vesting Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan.  Each certificate for shares of Restricted Stock granted hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)                                  Escrow Agreement.  The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)                                 Lapse of Restrictions.  All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Vesting Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e)                                  Dividends.  Any dividends declared on the Restricted Stock during the Vesting Period shall be accumulated and paid to the grantee after the expiration of the Vesting Period if the conditions of the grant are met and the grantee still owns such Stock at the end of the Vesting Period.

(f)                                    Other Stock-Based Incentives. Other Stock-Based Incentives shall be in such form, and dependent on such conditions as the Committee shall determine, including, without limitation, the right to receive one or more shares of Stock (or the equivalent cash value of such shares of Stock) upon the completion of a specified period of service and/or the occurrence of an event.  Other Stock-Based Incentives may be granted alone or in addition to any other Incentives granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Incentives will be made, (ii) the number of shares of Stock to be awarded under (or otherwise related to) such Other Stock-Based Incentives, (iii) whether such Other Stock-Based Incentives shall be settled in cash, shares of Stock or a combination of cash and shares of Stock, and (iv) all other terms and conditions of such Incentives (including, without limitation, the vesting provisions thereof).

10.                               Acquisition and Change in Control Events

(a)                                  Definitions.

“Acquisition Event” shall mean:

(i)                                     Any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

(ii)                                  Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

“Change in Control Event” shall mean:

(i)                                     any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(ii)                                  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”).  However, for purposes of this Subsection (ii), the following acquisitions shall not give rise to a Change in Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50 percent or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(iii)                               any sale of all or substantially all of the assets of the Company; or

(iv)                              the complete liquidation of the Company.

(b)                                 Effect on Options.

(i)                                     Acquisition Event – Options Assumed or Substituted.  Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding Person (or an Affiliate thereof).  An Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock).  However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding Person (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding Person, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding Person (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event.

(ii)                                  Acquisition Event – Options not Assumed or Substituted.  Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), if the acquiring or succeeding Person (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event.  However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(iii)                               Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding (including assumed or substituted options in the case of an Acquisition Event) shall automatically become immediately vested and exercisable in full.

(c)                                  Effect on Restricted Stock.

(i)                                     Acquisition Event that is not a Change in Control Event.  Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

(ii)                                  Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

(d)                                 Effect on Other Awards.

(i)                                     Acquisition Event that is not a Change in Control Event.  In the documents granting such Incentive, the Board may specify the effect of an Acquisition Event that is not a Change in

Control Event on any SARs, Stock Grants, and Other Stock-Based Incentives, including the substitution of an Incentive of equivalent value as determined immediately prior to the consummation of the Acquisition Event.  If the Board does not specify the effect of such Acquisition Event on such Incentives, the Acquisition Event shall impact such Incentives in accordance with applicable law.

(ii)                                  Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between the Incentive holder and the Company, all SARs, Stock Grants, and Other Stock-Based Incentives shall become exercisable, realizable and/or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive.

11.                               Discontinuance or Amendment of the Plan

The Plan shall automatically terminate on the earlier of the following dates: (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Stock remain available for issuance through the Plan.  No termination of the Plan will affect the terms of any outstanding Incentives.  The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with the Exchange Act or any other applicable law or regulation.

12.                               Nontransferability

No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:

(a)                                  By will;

(b)                                 By the laws of descent and distribution; or

(c)                                  To the extent permitted by the document granting the Incentive (or amendment thereto) (i) pursuant to a domestic relations order, as defined in the Code, (ii) to Immediate Family Members (as defined below), (iii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iv) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (v) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members. “Immediate Family Members” means the spouses and natural or adopted children, stepchildren, grandchildren of the Participants and the spouses of such children, stepchildren and grandchildren.

Any attempted assignment, transfer, pledge, hypothecation, or other disposition of an Incentive, or levy of attachment (or similar process) upon an Incentive not specifically permitted herein, shall be null and void and without effect.

13.                               No Right of Continued Services

The Plan and the Incentives granted hereunder shall not confer upon any Participant the right to continue as a Director, or affect in any way the right of the Company to effect a Termination of Service with respect to a Participant.

14.                               Taxes

The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

15.                               Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Texas, without regard to applicable conflicts of law principles.

16.                               Additional Requirements

Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Incentive, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

17.                               “Lockup” Agreement

The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

18.                               Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer, director, or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

19.                               Unfunded Status of Incentives

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

20.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting options and other Incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

21.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

22.                               No Fractional Shares

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan.  In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

23.                               Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

24.                               Miscellaneous

Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term.  Any reference in this Plan to one gender shall also include the other gender.

Adopted by the Board of Directors of BPZ Energy, Inc. this 4th day of June, 2007.

By:	/s/ Manuel Pablo Zúñiga-Pflücker	By:	/s/ Edward G. Caminos
Name:	Manuel Pablo Zúñiga-Pflücker	Name:	Edward G. Caminos
Title:	President and Chief Executive Officer	Title:	Chief Financial Officer